POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Johnson, T. F. Baker and John Schmitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Form 10-K under the Securities Exchange Act of 1934, as amended, of Harvest States Cooperatives, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


Name                          Title                                       Date

/s/ John D. Johnson           President and Chief Executive Officer       August 26, 1997
--------------------------    (principal executive officer)
John D. Johnson

/s/ T. F. Baker               Group Vice President - Finance              August 25, 1997
--------------------------    (principal financial officer)
T. F. Baker

/s/ John Schmitz              Vice President - Corporate Accounting       August 25, 1997
--------------------------    (principal accounting officer)
John Schmitz

/s/ Steven Burnet             Chairman of the Board of Directors          August 22, 1997
--------------------------
Steven Burnet

/s/ Steve Carney              Director                                    August 23, 1997
--------------------------
Steve Carney

/s/ Sheldon Haaland           Director                                    August 22, 1997
--------------------------
Sheldon Haaland

/s/ Jerry C. Hasnedl          Director                                    August 22, 1997
--------------------------
Jerry C. Hasnedl

/s/ Edward Hereford           Director                                    August 22, 1997
--------------------------
Edward Hereford

/s/ Gerald Kuster             Director                                    August 22, 1997
--------------------------
Gerald Kuster

/s/ Tyrone A. Moos            Director                                    August 22, 1997
--------------------------
Tyrone A. Moos

/s/ Duane G. Risan            Director                                    August 24, 1997
--------------------------
Duane G. Risan

/s/ William J. Zarak, Jr.     Director                                    August 22, 1997
--------------------------
William J. Zarak, Jr.

/s/ Edward Ellison            Director                                    August 22, 1997
--------------------------
Edward Ellison

/s/ Leonard D. Larsen         Director                                    August 23, 1997
--------------------------
Leonard D. Larsen

/s/ Duane Stenzel             Director                                    August 22, 1997
--------------------------
Duane Stenzel

/s/ Russell W. Twedt          Director                                    August 22, 1997
--------------------------
Russell W. Twedt

/s/ Merlin Van Walleghen      Director                                    August 25, 1997
--------------------------
Merlin Van Walleghen